Financial Results and Supplemental Information FOURTH QUARTER 2025 February 18, 2026 Exhibit 99.2

Q4 2025 2 Seven Hills Realty Trust Announces Fourth Quarter 2025 Results “Seven Hills delivered a strong fourth quarter, reflecting the strength of our fully performing loan portfolio and the quality of our disciplined underwriting. We generated Distributable Earnings of $0.28 per share, fully covering our quarterly distribution, while investing $101.3 million in new loans during the quarter and an additional $30.5 million since year end. In addition, we successfully raised $65.2 million in gross proceeds in December from our rights offering, which significantly increases our capacity to deploy new capital. This additional capacity positions us to capitalize on a robust pipeline of attractive risk-adjusted opportunities.” Tom Lorenzini, President and Chief Investment Officer of SEVN Conference Call A conference call to discuss SEVN's fourth quarter 2025 results will be held on Thursday, February 19, 2026 at 11:00 a.m. Eastern Time. The conference call telephone number is (866) 739-7850. Participants calling from outside the United States and Canada should dial (412) 317-6592. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, February 26, 2026. To access the replay, dial (855) 669-9658. The replay pass code is 9498636. A live audio webcast of the conference call will also be available in a listen only mode on SEVN's website, at www.sevnreit.com. The archived webcast will be available for replay on SEVN's website after the call. The transcription, recording and retransmission of SEVN's fourth quarter conference call in any way are strictly prohibited without the prior written consent of SEVN. Distributions On January 15, 2026, SEVN declared a quarterly distribution of $0.28 per common share, or approximately $6.3 million, to shareholders of record on January 26, 2026. SEVN expects to pay this distribution on or about February 19, 2026. About Seven Hills Realty Trust Seven Hills Realty Trust (Nasdaq: SEVN), or SEVN, we, our or us, is a real estate investment trust, or REIT, that originates and invests in first mortgage loans secured by middle market transitional commercial real estate. SEVN is managed by Tremont Realty Capital, an affiliate of The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. For more information about SEVN, please visit www.sevnreit.com. Newton, MA (February 18, 2026). Seven Hills Realty Trust (Nasdaq: SEVN) today announced its financial results for the quarter and year ended December 31, 2025.

Company Snapshot

(As of December 31, 2025, unless otherwise noted)

Strong Loan Portfolio	Conservative Leverage	Integrated with RMR Real Estate Platform
$724 million Floating rate first mortgage loan commitments	**1.5x** Debt to equity ratio	**~20%** Ownership of SEVN
$30 million Average loan commitment	**$740 million** Maximum facility size	**~$37 billion** of Gross AUM
66% Weighted average LTV	**$252 million** Unused financing capacity	**~900** CRE professionals
7.9% Weighted average All In Yield	**$123 million** Cash on hand	**~1,800** Properties managed across the U.S.
100% floating rate first mortgage loan portfolio secured by properties with diversification by property type and geography and owned by high quality sponsors. All but one loan are subject to an interest rate floor, providing SEVN earnings downside protection.	**Conservative leverage levels and ample cash on hand provide SEVN with liquidity to continue to originate accretive loans that meet our disciplined underwriting criteria.**	**SEVN is managed by Tremont Realty Capital, a wholly owned subsidiary of RMR, providing a depth of market knowledge and an extensive network of real estate owners, operators, sponsors and financial institutions.**

Q4 2025 3

Q4 2025 4 Financial Results • Generated net income of $4.8 million, or $0.29 per diluted share. • Generated Distributable Earnings of $4.6 million, or $0.28 per diluted share. Investment Activity • Originated one loan and acquired two loans with aggregate total commitments of $101.3 million. • In February 2026, originated one loan with a total commitment of $30.5 million. • Subsequent to quarter end, executed applications for three loans with aggregate total commitments of $59.7 million that are expected to close in the first quarter. • Received the full repayment of a $15.3 million loan secured by a retail property in Sandy Springs, GA. Portfolio • Weighted average coupon of S + 3.62% and All In Yield of S + 4.02%. • Weighted average risk rating of 2.8 and an allowance for credit losses representing 1.3% of total loan commitments. • No realized losses as of quarter ended December 31, 2025. Liquidity & Capitalization • Successfully raised $65.2 million of gross proceeds through an equity rights offering, which resulted in the issuance of 7.5 million new common shares. • Cash on hand of $123.5 million and unused financing capacity of $251.7 million under our Secured Financing Facilities. • Weighted average coupon of S + 2.17% on borrowings under our Secured Financing Facilities. • In February 2026, extended the maturity date of our UBS Master Repurchase Facility to February 2028. • In February 2026, extended the maturity date of our Wells Fargo Master Repurchase Facility to March 2028 and increased the maximum facility size by $125.0 million to $250.0 million. Fourth Quarter 2025 Highlights (As of and for the three months ended December 31, 2025, unless otherwise noted) Please refer to Non-GAAP Financial Measures and Other Measures and Definitions within the Appendix for terms used throughout this document. All amounts in this presentation are unaudited.

Q4 2025 5 Fourth Quarter 2025 Financial Summary Income Statement Three Months Ended December 31, 2025 Income from loan investments, net $ 6,691 Revenue from real estate owned 613 Other expenses (3,103) Reversal of credit losses 593 Net income $ 4,794 Weighted average common shares outstanding - basic and diluted 16,578 Net income per common share - basic and diluted $ 0.29 Distributable Earnings (1) $ 4,627 Distributable Earnings per common share - basic and diluted (1) $ 0.28 Quarterly distribution per common share $ 0.28 Quarterly distributable earnings payout ratio 100% Balance Sheet December 31, 2025 Loans held for investment, net $ 676,908 Real estate owned, net 10,986 Cash and cash equivalents 123,471 Other 9,491 Total assets $ 820,856 Secured financing facilities, net $ 487,657 Other 4,548 Total liabilities $ 492,205 Total shareholders' equity $ 328,651 Total outstanding common shares 22,584 Book value per common share $ 14.55 Adjusted book value (1) $ 337,762 Adjusted book value per common share (1) $ 14.96 (amounts in thousands, except per share data) (1) See appendix for definitions and reconciliations of non-GAAP measures.

Q4 2025 6 Distributable Earnings Bridge (1) $0.29 $0.29 $0.31 $0.28 $0.28 $0.03 ($0.01) ($0.03) Q3 2025 Distributable Earnings Net interest income - loan originations Net interest income - loan repayments Share dilution Q4 2025 Distributable Earnings$0.22 $0.24 $0.26 $0.28 $0.30 $0.32 $0.34 (1) See appendix for definitions and reconciliations of non-GAAP measures. (2) Reflects the impact related to loans originated, acquired or repaid since July 1, 2025. (3) Reflects the impact related to the increase in weighted average common shares - basic and diluted, resulting from equity rights offering in December 2025. (2) (2) (3)

Q4 2025 7 Income from Loan Investments, Net - Interest Rate Trends 4.36% 7.23% 7.21% 6.30% Coupon Rate - Secured Financing (left axis) Coupon Rate - Investments (left axis) 2022 2023 2024 2025 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% (1) Represents the weighted average coupon rate for SEVN's Secured Financing Facilities during the respective period. (2) Represents the weighted average coupon rate for SEVN's portfolio of investment loans during the respective period. Average Advance Rate 73.9% 72.4% 68.7% 71.0% 6.12% 9.00% 8.84% 7.86% 1.76% 1.77% 1.63% 1.56% (1) (2)

Loan Portfolio Summary

(dollars in thousands)	**Fourth Quarter Originations [1]**	**As of December 31, 2025**
Number of loans	3	24
Average loan commitment	$33,773	$30,186
Total loan commitments	$101,320	$724,458
Unfunded loan commitments	$11,927	$36,873
Principal balance	$89,393	$687,585
Weighted average coupon rate	7.88%	7.52%
Weighted average All In Yield	8.66%	7.92%
Weighted average Maximum Maturity	3.9	2.6
Weighted average LTV	61%	66%
Weighted average floor	3.92%	2.81%
Weighted average risk rating	3.0	2.8

Fourth Quarter 2025 Loan Portfolio Activity
(dollars in millions)



$641.9
$27.6
$614.3
$11.9
$89.4
$1.4
($17.5)
$724.5
$36.9
$687.6
Total Loan Commitments
Unfunded Commitments (3)
Principal Balance
Q3 2025 Loan Portfolio
Originations(1)
Fundings
Repayments(2)
Q4 2025 Loan Portfolio

(1) In November 2025, SEVN acquired two loans from RMR for an aggregate purchase price of $61.7 million, which represented the outstanding principal balance of the loans at the time of acquisition.
(2) Repayments include a $2.2 million partial repayment made pursuant to a loan modification executed in December for a loan secured by an industrial property in Fontana, CA.
(3) Loans repaid during Q4 2025 had an aggregate unfunded commitment balance of $1.2 million.

Q4 2025 8

Q4 2025 9 New Loan Investment Activity Collateral Type Location Student Housing College Park, MD Hotel Revere, MA Industrial Wayne, PA Medical Office Atlanta, GA Origination/ Acquisition Date November 2025 November 2025 (1) November 2025 (1) February 2026 Commitment $37.3 million $37.0 million $27.0 million $30.5 million Initial Maturity Date November 2028 July 2026 July 2027 February 2029 Coupon Rate S + 2.95% S + 3.95% S + 4.25% S + 3.95% (1) In November 2025, SEVN acquired two loans from RMR for an aggregate purchase price of $61.7 million, which represented the outstanding principal balance of the loans at the time of acquisition.

Q4 2025 10 Retail East 33% South 32% West 20% Midwest 15% Multifamily 30% Office 24% Industrial 23% Hotel 18% Mixed Use 5% Geographic Region (1) Property Type (1) (dollars in millions) Loan Portfolio Investment Activity and Diversity (1) Based on principal balance of loans held for investment as of December 31, 2025. $54.3 $36.0 $16.0 $81.8 $46.5 $40.8 $34.5 $89.4 $5.6 $5.2 $3.2 $5.2 $11.9 $41.6 $87.0 $49.7 $46.0 $101.3 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Total Loan Commitments Principal Balance Loan Originations by Quarter Unfunded Commitments Loan Count 2 0 2 1 2 2 2 1 3 $- $54.3 $- $16.0 $- $34.5 $-

Q4 2025 11 21% 19% 21% 29% 10% 30% - 60% 61% - 65% 66% - 70% 71% - 75% 76% - 80% Loan to Value (1) % of Portfolio Loan Portfolio Credit Quality 16% 8% 59% 17% —% Lower Risk (1) Average Risk (2) Acceptable Risk (3) Higher Risk (4) Impaired/Loss Likely (5) Risk Rating Distribution (1) % of Portfolio Weighted Average LTV: 66% Weighted Average Risk Rating: 2.8 (1) Percentage of portfolio based on principal balance of loans held for investment as of December 31, 2025. Loan Count 5 4 5 7 3 Loan Count 3 2 15 4 0

Q4 2025 12 Retail Office Risk Rating 3 7% Office Risk Rating 4 17% Other Property Types 76% Office Loans (1) Total Loan Portfolio (1) Percentage of portfolio and office risk rating distribution based on principal balance of loans held for investment as of December 31, 2025. • No office loans in urban or CBD markets in our portfolio. • As of December 31, 2025, all of our borrowers had paid their debt service obligations owed and due to us. Risk Rating 3 30% of office $26.5 million principal balance / Class B / Downers Grove, IL • Leased occupancy of 91% and a WALT of 4.2 years. • $3.0 million principal paydown in May 2025. $23.5 million principal balance / Class B / Downers Grove, IL • Leased occupancy of 93% and a WALT of 5.4 years. Risk Rating 4 70% of office $44.2 million principal balance / Class B / suburban Dallas, TX • Leased occupancy of 76% and a WALT of 4.4 years. • Demonstrated commitment from sponsor, with $7.1 million of additional equity contributions to date to fund reserves. $26.6 million principal balance / Class B / Plano, TX • Leased occupancy of 78% and a WALT of 3.1 years. $24.4 million principal balance / Class A / Carlsbad, CA • Leased occupancy of 94% and a WALT of 2.9 years. • Demonstrated commitment from sponsor, with $1.1 million of additional equity contributions to date to fund reserves. $20.2 million principal balance / Class B / Bellevue, WA • Leased occupancy of 83% and a WALT of 6.3 years. • Demonstrated commitment from sponsor, with $1.6 million of additional equity contributions to date to fund reserves. Office Risk Rating Distribution

Secured Financing Facilities

(As of December 31, 2025)

(dollars in thousands)	UBS [1]	Citibank	BMO	Wells Fargo [2]	Total/Weighted Average
Maximum facility size	$ 250,000	$ 215,000	$ 150,000	$ 125,000	$ 740,000
Principal balance	$ 194,948	$ 135,715	$ 64,632	$ 92,980	$ 488,275
Unused capacity	$ 55,052	$ 79,285	$ 85,368	$ 32,020	$ 251,725
Weighted average coupon rate	6.19%	5.84%	5.81%	5.54%	5.92%
Weighted average advance rate	70.0%	67.9%	72.9%	77.2%	71.0%
Weighted average remaining maturity (years) [3]	0.1	0.7	0.9	0.2	0.4
Collateral:					
Number of loans	9	7	3	5	24
Principal balance	$ 278,594	$ 199,838	$ 88,684	$ 120,469	$ 687,585

(1) In February 2026, we amended our UBS Master Repurchase Agreement to extend the stated maturity date to February 18, 2028.

(2) In February 2026, we amended the Wells Fargo Master Repurchase Agreement and made certain changes to the agreement, including extending the stated maturity date to March 13, 2028 and increasing the maximum facility size by $125,000 to $250,000.

(3) The weighted average remaining maturity of our Master Repurchase Facilities is determined using the earlier of the underlying loan investment maturity date and the respective repurchase agreement maturity date. The weighted average remaining maturity of the BMO Facility is determined using the underlying loan investment maturity date.

Q4 2025 13

Q4 2025 14 Appendix

Company Profile, Governance and Research Coverage

SEVEN HILLS REALTY TRUST

Management

Our manager, Tremont, is registered with the Securities and Exchange Commission, or SEC, as an investment adviser and is owned by RMR. As of December 31, 2025, RMR had over $37 billion in assets under management and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. We believe Tremont's relationship with RMR provides us with a depth of market knowledge that may allow us to identify high quality investment opportunities and to evaluate them more thoroughly than many of our competitors, including other commercial mortgage REITs. We also believe RMR's broad platform provides us with access to RMR's extensive network of real estate owners, operators, intermediaries, sponsors, financial institutions and other real estate related professionals and businesses with which RMR has historical relationships. We also believe that Tremont provides us with significant experience and expertise in investing in middle market transitional CRE.

Board of Trustees

Ann M. Danner
Independent Trustee

Barbara D. Gilmore
Independent Trustee

William A. Lamkin
Independent Trustee

Joseph L. Morea
Lead Independent Trustee

Jeffrey P. Somers
Independent Trustee

Matthew P. Jordan
Managing Trustee

Adam D. Portnoy
Chair of the Board & Managing Trustee

Executive Officers

Thomas J. Lorenzini
President and Chief Investment Officer

Matthew C. Brown
Chief Financial Officer and Treasurer

Jared R. Lewis
Vice President

Equity Research Coverage

JMP Securities
Chris Muller
(212) 906-3559
cmuller@jmpsecurities.com

Compass Point Research & Trading, LLC
Jason Stewart
(202) 534-1397
jstewart@compasspointllc.com

Jones Trading Institutional Services, LLC
Jason Weaver
(646) 454-2710
jweaver@jonestrading.com

Ladenburg Thalmann
Christopher Nolan
(212) 409-2068
cnolan@ladenburg.com

SEVN is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SEVN's performance made by these analysts do not represent opinions, estimates or forecasts of SEVN or its management. SEVN does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts.

Contact Information

Investor Relations
Seven Hills Realty Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458.1634
(617) 796-8253
ir@sevnreit.com
www.sevnreit.com

Inquiries
Financial, investor and media inquiries should be directed to:
Matt Murphy, Manager,
Investor Relations at (617) 796-8253 or
ir@sevnreit.com

APPENDIX

Q4 2025 15

Loan Investment Details

(dollars in thousands)

First mortgage loans as of December 31, 2025:

#	Location	Property Type	Origination Date	Committed Principal Amount	Principal Balance	Coupon Rate	All in Yield	Maturity Date	Maximum Maturity Date	LTV	Risk Rating
1	Olmsted Falls, OH (1)	Multifamily	01/28/2021	$ 54,575	$ 54,575	S + 4.00%	S + 4.29%	01/28/2026	01/28/2026	63%	1
2	Passaic, NJ	Industrial	09/08/2022	47,000	45,260	S + 3.85%	S + 4.42%	09/08/2026	09/08/2027	69%	3
3	Dallas, TX	Office	08/25/2021	46,811	44,217	S + 3.25%	S + 3.27%	08/25/2026	08/25/2026	72%	4
4	Boston, MA	Hotel	12/16/2024	45,000	39,800	S + 3.95%	S + 4.39%	12/16/2027	12/16/2029	49%	3
5	Oxford, MS	Multifamily	11/26/2024	42,000	42,000	S + 2.95%	S + 3.35%	11/26/2027	11/26/2029	75%	1
6	College Park, MD	Multifamily	11/12/2025	37,320	27,911	S + 2.95%	S + 3.46%	11/12/2028	11/12/2030	43%	3
7	Revere, MA	Hotel	07/01/2024	37,000	37,000	S + 3.95%	S + 5.14%	07/01/2026	07/01/2029	73%	3
8	New York, NY	Mixed Use	09/05/2025	34,500	34,500	S + 3.20%	S + 4.03%	09/05/2027	09/05/2030	70%	3
9	San Marcos, TX	Multifamily	01/14/2025	31,200	28,228	S + 3.25%	S + 3.68%	01/14/2028	01/14/2030	62%	2
10	Anaheim, CA	Hotel	11/29/2023	29,000	29,000	S + 4.00%	S + 4.05%	11/29/2026	11/29/2028	55%	2
11	San Antonio, TX	Industrial	06/13/2025	28,000	22,800	S + 3.40%	S + 3.88%	06/13/2028	06/13/2030	62%	3
12	Plano, TX	Office	07/01/2021	27,385	26,569	S + 3.75%	S + 3.76%	07/01/2026	07/01/2026	78%	4
13	Downers Grove, IL	Office	09/25/2020	27,000	26,500	S + 5.00%	S + 5.15%	05/22/2026	05/22/2026	67%	3

(1) In January 2026, the maturity date of this loan was extended to March 31, 2026.

APPENDIX

Q4 2025 16

Loan Investment Details (Continued)

SEVEN HILLS REALTY TRUST

(dollars in thousands)

First mortgage loans as of December 31, 2025:

#	Location	Property Type	Origination Date	Committed Principal Amount	Principal Balance	Coupon Rate	All in Yield	Maturity Date	Maximum Maturity Date	LTV	Risk Rating
14	Wayne, PA	Industrial	07/18/2024	27,000	24,733	S + 4.25%	S + 4.73%	07/18/2027	07/18/2029	62%	3
15	Fayetteville, GA	Industrial	10/06/2023	25,250	25,250	S + 3.35%	S + 3.73%	10/06/2026	10/06/2028	55%	3
16	Carlsbad, CA	Office	10/27/2021	24,750	24,417	S + 3.25%	S + 3.26%	10/27/2026	10/27/2026	78%	4
17	Los Angeles, CA	Industrial	06/28/2024	23,800	22,954	S + 3.40%	S + 3.82%	06/28/2027	06/28/2029	58%	3
18	Downers Grove, IL	Office	12/09/2021	23,530	23,530	S + 4.25%	S + 4.51%	12/09/2026	12/09/2026	72%	3
19	Fontana, CA	Industrial	11/18/2022	22,080	20,470	S + 3.75%	S + 4.03%	11/18/2026	11/18/2026	72%	3
20	Bellevue, WA	Office	11/05/2021	21,000	20,245	S + 2.85%	S + 2.85%	04/07/2028	04/07/2029	68%	4
21	Waco, TX	Multifamily	03/06/2025	18,500	18,500	S + 3.35%	S + 3.75%	03/06/2028	03/06/2030	73%	3
22	Boise, ID	Multifamily	06/26/2025	18,000	18,000	S + 3.50%	S + 4.29%	06/26/2028	06/26/2030	79%	3
23	Newport News, VA	Multifamily	04/25/2024	17,757	15,126	S + 3.15%	S + 3.85%	04/25/2027	04/25/2029	71%	3
24	Lake Mary, FL	Hotel	09/06/2024	16,000	16,000	S + 4.00%	S + 4.41%	09/06/2027	09/06/2029	68%	1
	Total/weighted average			$ 724,458	$ 687,585	S + 3.62%	S + 4.02%			66%	2.8

APPENDIX

Q4 2025 17

Q4 2025 18 The above table illustrates the incremental impact on our annual income from investments, net, from hypothetical immediate changes in SOFR, taking into consideration our borrowers’ interest rate floors as of December 31, 2025. The results in the table above are based on our loan portfolio and debt outstanding as of December 31, 2025 and weighted average common shares outstanding - basic and diluted for three months ended December 31, 2025. Any changes to the mix of our investments or debt outstanding could impact the interest rate sensitivity analysis. This illustration is not meant to forecast future results. Interest Rate Changes $0.06 $0.02 $0.01 $— $— $0.01 $0.03 $0.05 $0.08 -100 bps -75 bps -50 bps -25 bps 0 bps +25 bps +50 bps +75 bps +100 bps $0.00 $0.02 $0.04 $0.06 $0.08 $0.10 Interest Rate Sensitivity Annualized Impact to Net Interest Income per Share • Weighted average interest rate floor of 2.81%. All but one of our loan agreements contain floor provisions, ranging from 0.25% to 4.34%. • Seven of our loans currently have active interest rate floors, providing annualized earnings protection of $0.04 per share. • No interest rate floors on advances under our Secured Financing Facilities. (As of December 31, 2025) APPENDIX Number of Loans Subject to Floor 18 10 10 7 7 2 2 0 0

Q4 2025 19 Financial Summary December 31, December 31, 2025 2024 ASSETS Cash and cash equivalents $ 123,471 $ 70,750 Loans held for investment 685,707 609,916 Allowance for credit losses (8,799) (8,074) Loans held for investment, net 676,908 601,842 Real estate owned, net 10,986 11,187 Acquired real estate leases, net 2,772 3,366 Accrued interest receivable 3,186 2,954 Prepaid expenses and other assets, net 3,533 2,709 Total assets $ 820,856 $ 692,808 LIABILITIES AND SHAREHOLDERS' EQUITY Accounts payable, accrued liabilities and other liabilities $ 3,305 $ 3,982 Secured financing facilities, net 487,657 417,796 Due to related persons 1,243 1,752 Total liabilities 492,205 423,530 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $0.001 par value per share; 25,000,000 shares authorized; 22,584,285 and 14,902,773 shares issued and outstanding, respectively 23 15 Additional paid in capital 303,191 240,425 Cumulative net income 104,914 89,480 Cumulative distributions (79,477) (60,642) Total shareholders' equity 328,651 269,278 Total liabilities and shareholders' equity $ 820,856 $ 692,808 Consolidated Balance Sheets (dollars in thousands, except per share data) APPENDIX

Q4 2025 20 Consolidated Statements of Operations Three Months Ended December 31, Year Ended December 31,     2025 2024 2025 2024 INCOME FROM INVESTMENTS:        Interest and related income  $ 14,217 $ 13,948 $ 56,340 $ 64,762 Less: interest and related expenses   (7,526) (6,836) (29,485) (31,769) Income from loan investments, net 6,691 7,112 26,855 32,993 Revenue from real estate owned   613 563 2,528 2,281 Total revenue 7,304 7,675 29,383 35,274 OTHER EXPENSES: Base management fees 1,129 1,084 4,360 4,329 Incentive fees 41 68 625 974 General and administrative expenses   799 847 4,438 3,902 Reimbursement of shared services expenses 582 630 2,040 2,647 (Reversal of) provision for credit losses (593) (450) 203 3,080 Expenses from real estate owned   544 611 2,269 2,489 Total other expenses   2,502 2,790 13,935 17,421 Income before income taxes 4,802 4,885 15,448 17,853 Income tax expense (8) (6) (14) (33) Net income  $ 4,794 $ 4,879 $ 15,434 $ 17,820   Weighted average common shares outstanding - basic and diluted   16,578 14,756 15,240 14,712   Net income per common share - basic and diluted  $ 0.29 $ 0.33 $ 1.00 $ 1.20 (amounts in thousands, except per share data) APPENDIX

Q4 2025 21 Three Months Ended December 31, 2025 September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 Distributable Earnings Net income $ 4,794 $ 3,430 $ 2,678 $ 4,532 $ 4,879 Non-cash equity compensation expense 216 487 677 356 159 Non-cash accretion of purchase discount (37) — — — — (Reversal of) provision for credit losses (593) 37 912 (153) (450) Depreciation and amortization of real estate owned 247 278 269 269 279 Distributable Earnings $ 4,627 $ 4,232 $ 4,536 $ 5,004 $ 4,867 Weighted average common shares outstanding - basic and diluted 16,578 14,826 14,785 14,757 14,756 Distributable Earnings per common share - basic and diluted $ 0.28 $ 0.29 $ 0.31 $ 0.34 $ 0.33 As of December 31, 2025 September 30, 2025 June 30, 2025 March 31, 2025 December 31, 2024 Adjusted Book Value Shareholders' equity $ 328,651 $ 266,481 $ 267,020 $ 268,945 $ 269,278 Allowance for credit losses (1) 9,111 9,704 9,667 8,755 8,908 Adjusted Book Value $ 337,762 $ 276,185 $ 276,687 $ 277,700 $ 278,186 Total outstanding common shares 22,584 15,069 14,944 14,907 14,903 Book value per common share $ 14.55 $ 17.68 $ 17.87 $ 18.04 $ 18.07 Adjusted Book Value per common share $ 14.96 $ 18.33 $ 18.51 $ 18.63 $ 18.67 Non-GAAP Financial Measures (amounts in thousands, except per share data) APPENDIX (1) Amounts include our allowance for credit losses for our loan portfolio and our unfunded commitments. The allowance for credit losses for our unfunded commitments is included in accounts payable, accrued liabilities and other liabilities in our consolidated balance sheets.

Q4 2025 22 We present Distributable Earnings, Distributable Earnings per common share, Adjusted Book Value and Adjusted Book Value per common share, which are considered “non-GAAP financial measures” within the meaning of the applicable SEC rules. These non-GAAP financial measures do not represent book value, book value per common share, net income, net income per common share or cash generated from operating activities and should not be considered as alternatives to book value, book value per common share, net income or net income per common share determined in accordance with GAAP or as an indication of our cash flows from operations determined in accordance with GAAP, a measure of our capital adequacy, liquidity or operating performance or an indication of funds available for our cash needs. In addition, our methodologies for calculating these non-GAAP financial measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental capital adequacy or performance measures; therefore, our reported Adjusted Book Value, Adjusted Book Value per common share, Distributable Earnings and Distributable Earnings per common share may not be comparable to adjusted book value, adjusted book value per common share, distributable earnings and distributable earnings per common share as reported by other companies. We believe that Adjusted Book Value and Adjusted Book Value per common share is a meaningful measure of our capital adequacy because it excludes the impact of certain non-cash estimates or adjustments, including our allowance for credit losses for our loan portfolio and unfunded loan commitments. Adjusted Book Value per common share does not represent book value per common share or alternative measures determined in accordance with GAAP. Our methodology for calculating Adjusted Book Value per common share may differ from the methodologies employed by other companies to calculate the same or similar supplemental capital adequacy measures; therefore, our Adjusted Book Value per common share may not be comparable to the adjusted book value per common share reported by other companies. In order to maintain our qualification for taxation as a REIT, we are generally required to distribute substantially all of our taxable income, subject to certain adjustments, to our shareholders. We believe that one of the factors that investors consider important in deciding whether to buy or sell securities of a REIT is its distribution rate. Over time, Distributable Earnings and Distributable Earnings per common share may be useful indicators of distributions to our shareholders and are measures that are considered by our Board of Trustees when determining the amount of distributions. We believe that Distributable Earnings and Distributable Earnings per common share provide meaningful information to consider in addition to net income, net income per common share and cash flows from operating activities determined in accordance with GAAP. These measures help us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current loan portfolio and operations. In addition, Distributable Earnings, excluding incentive fees, is used in determining the amount of base management and management incentive fees payable by us to Tremont under our management agreement. Distributable Earnings: We calculate Distributable Earnings and Distributable Earnings per common share as net income and net income per common share, respectively, computed in accordance with GAAP, including realized losses not otherwise included in net income determined in accordance with GAAP, and excluding: (a) depreciation and amortization of real estate owned and related intangible assets, if any; (b) non-cash equity compensation expense; (c) unrealized gains, losses and other similar non-cash items that are included in net income for the period of the calculation (regardless of whether such items are included in or deducted from net income or in other comprehensive income under GAAP), if any; and (d) one-time events pursuant to changes in GAAP and certain non-cash items, if any. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but may also be when, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings will equal the difference between the cash received or expected to be received and the carrying value of the asset. Non-GAAP Financial Measures (Continued) APPENDIX

Q4 2025 23 All In Yield: All In Yield represents the yield on a loan, including amortization of deferred fees over the initial term of the loan and excluding any purchase discount accretion. BMO Facility: Amounts advanced under the facility loan agreement and security agreement with BMO Harris Bank N.A., or BMO, are pursuant to separate facility loan agreements that we refer to as the BMO Facility. CBD: The central business district, or CBD, is the center of business and economic activity in major markets of the United States. GAAP: GAAP refers to generally accepted accounting principles. Gross AUM: Gross AUM refers to gross assets under management. LTV: Loan to value ratio, or LTV, represents the initial loan amount divided by the underwritten in-place value of the underlying collateral at closing. Master Repurchase Facilities: Collectively, we refer to the master repurchase facilities with UBS AG, or UBS, Citibank, N.A., or Citibank, and Wells Fargo, National Association, or Wells Fargo, as our Master Repurchase Facilities. Maximum Maturity: Maximum Maturity assumes all borrower loan extension options have been exercised, which options are subject to the borrower meeting certain conditions. Merger: On September 30, 2021, Tremont Mortgage Trust merged with and into us. We refer to this transaction as the Merger. Secured Financing Facilities: Collectively, we refer to the Master Repurchase Facilities and our BMO Facility as our Secured Financing Facilities. SOFR: SOFR refers to the Secured Overnight Financing Rate. WALT: WALT refers to weighted average lease term. Other Measures and Definitions APPENDIX

Q4 2025 24 This presentation contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These statements include words such as “believe”, “could”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “would”, “should”, “may” and negatives or derivatives of these or similar expressions. These forward- looking statements include, among others, statements about: SEVN's investment portfolio and loan investment performance; the quality of the sponsors of SEVN's borrowers; SEVN's office sector exposure; SEVN's future lending activity and opportunities; SEVN's liquidity and leverage levels and capacity; the ability of SEVN to capitalize on opportunities; SEVN's ability to achieve its investment objectives and generate attractive returns for its shareholders; the benefits and opportunities SEVN believes that Tremont's relationship with RMR provide to SEVN; and the amount and timing of future distributions. Forward-looking statements reflect SEVN's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SEVN's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in any forward-looking statements. Some of the risks, uncertainties and other factors that may cause SEVN's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: SEVN's ability to execute its business strategy and compete in the CRE lending market; the ability of SEVN's manager, Tremont Realty Capital LLC, or Tremont, to make suitable investments for it, including through the deployment of capital from SEVN's equity rights offering completed in December 2025, to monitor, service and administer SEVN's existing investments and to otherwise implement its investment strategy and successfully manage SEVN; SEVN's borrowers’ ability to successfully execute their business plans, including SEVN's borrowers' ability to manage and stabilize properties; SEVN's ability to diversify its investment portfolio based on industry and market conditions and whether the diversity and other characteristics of SEVN's loan portfolio will benefit it to the extent it expects; the impact of inflation, geopolitical instability and tension, interest rate fluctuations, new trade policies, tariffs and economic recession or downturn, and market trends (such as reduced demand for office or retail space) on the CRE industry generally and specific CRE sectors applicable to SEVN's investments and lending markets, as well as on its borrowers; fluctuations in interest rates and credit spreads may reduce the returns SEVN may receive on its investments and increase its borrowing costs; fluctuations in and overall market demand for CRE debt and the volume of available opportunities in the CRE debt market, including the middle market; volatility in the capital markets; SEVN's ability to utilize its existing Secured Financing Facilities and to obtain additional capital to enable it to attain its target leverage, to make additional investments and to increase its potential returns and the cost of obtaining any additional capital; SEVN's ability to pay distributions to its shareholders and sustain or increase the amount of such distributions; the amount and timing of cash flows SEVN receives from its investments; SEVN's ability to maintain and improve a favorable net interest spread between the interest it earns on its investments and the interest SEVN pays on its borrowings; the extent to which SEVN earns and receives origination, extension, exit, prepayment or other fees from its investments; yields that may be available to SEVN from mortgages on middle market transitional CRE; the duration and other terms of SEVN's loan agreements with borrowers and its ability to match its loan investments with its repurchase lending arrangements; the credit qualities of SEVN's borrowers; defaults by SEVN's borrowers and the ability and willingness of its borrowers to repay its investments in a timely manner or at all; the extent to which SEVN's borrowers' sponsors provide support to its borrowers or SEVN regarding its loans; SEVN's ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; events giving rise to increases in SEVN's credit loss reserves; the ability of Tremont to arrange for the successful management of property SEVN owns as a result of foreclosure of loans secured by such property and SEVN's ability to sell those CRE properties at prices that allow SEVN to recover amounts it invested; changes in the availability, sourcing and structuring of CRE lending; compliance with, and changes to, U.S. federal, state or local laws or regulations, accounting rules, tax laws or similar matters; limitations imposed on SEVN's business and its ability to satisfy complex rules in order for SEVN to maintain its qualification for taxation as REIT for U.S. federal income tax purposes; actual and potential conflicts of interest with SEVN's related parties, including its Managing Trustees, Tremont, The RMR Group LLC, or RMR, and others affiliated with them; acts of terrorism, outbreaks of pandemics, or other public health safety events or conditions, war or other hostilities, global climate change or other manmade or natural disasters beyond SEVN's control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SEVN's periodic filings. The information contained in SEVN's filings with the SEC including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies other important factors that could cause differences from the forward- looking statements in this presentation. SEVN's filings with the SEC are available on its website and at www.sec.gov. You should not place undue reliance on forward-looking statements. Except as required by law, SEVN does not intend to update or change any forward-looking statements, as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements